U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2006

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

American Science and Engineering, Inc. (the “Company” or “AS&E”) hosted on May 19, 2006 its fourth quarter and fiscal year ended March 31, 2006 financial results conference call and filed in connection therewith a press release reporting its financial results for the fourth quarter and fiscal year ended March 31, 2006, as previously disclosed in a Form 8-K timely filed with the Commission. On May 23, 2006, Kenneth Galaznik, the Chief Financial Officer of the Company, delivered a presentation to investors at a Homeland Security Technology Conference hosted by Morgan Keegan & Company. In connection with a related question and answer session, Mr. Galaznik addressed a potential misunderstanding of the recently reported fourth quarter results of the Company which had resulted in a belief that the Company had missed analysts’ expectations. Mr. Galaznik noted that, according to most analysts and their underlying analyses issued following the earnings call, the Company had actually exceeded analysts’ expectations for Q4 earnings. Mr. Galaznik explained that the $0.76 earnings per share consensus expectation of analysts excluded the accounting treatment effect of a charge for certain outstanding warrants, and stated that the comparable earnings per share number for Q4 (excluding the effect of such accounting treatment) was the reported $0.51 per share plus the $0.42 per share effect of the accounting treatment, or $0.93 per share. A copy of the investor presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this item. The presentation, which includes high definition images, also can be accessed on the Company’s website at www.as-e.com.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2006

AMERICAN SCIENCE AND ENGINEERING, INC.

By:	/s/ KENNETH J. GALAZNIK
Kenneth J. Galaznik
Treasurer and Chief Financial Officer